Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Prudential Financial, Inc.
June 2, 2016		Scot Hoffman, 973-802-2824
scot.hoffman@prudential.com

Prudential Financial, Inc. Announces Tender Offer for Certain Outstanding Debt Securities

NEWARK, N.J.– Prudential Financial, Inc. (the “Company”) (NYSE: PRU) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $500 million aggregate principal amount (the “Maximum Tender Offer Amount”) of its 6.100% Medium-Term Notes, Series D, due 2017, 6.000% Medium-Term Notes, Series D, due 2017, 2.300% Medium-Term Notes, Series D, due 2018, and 7.375% Medium-Term Notes, Series D, due 2019 (collectively, the “Notes”). The principal amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase, dated June 2, 2016 (the “Offer to Purchase”), in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level, provided that Notes tendered at or prior to the Early Tender Deadline (as defined below) will be accepted for purchase before any Notes tendered after the Early Tender Deadline, regardless of the Acceptance Priority Level of such Notes tendered after the Early Tender Deadline.

Title of Notes	CUSIP Number	Principal Amount Outstanding as of June 1, 2016	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(1)	Hypothetical Total Consideration(2)
6.100% Medium-Term Notes, Series D, due 2017	74432QAY1	$250,000,000	1	0.875% UST due 5/31/18	FIT1	+0	$30	$1,051.31
6.000% Medium-Term Notes, Series D, due 2017	74432QBC8	$750,000,000	2	0.875% UST due 5/31/18	FIT1	+20	$30	$1,070.48
2.300% Medium-Term Notes, Series D, due 2018	74432QBW4	$350,000,000	3	0.875% UST due 5/31/18	FIT1	+50	$30	$1,018.98
7.375% Medium-Term Notes, Series D, due 2019	74432QBG9	$750,000,000	4	0.875% UST due 5/15/19	FIT1	+100	$30	$1,153.64

(1)	Per $1,000 principal amount of Notes tendered at or prior to the Early Tender Deadline and accepted for purchase.
(2)	The hypothetical Total Consideration (per $1,000 principal amount) for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment. See Annex B of the Offer to Purchase for more detailed information.

The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. The Tender Offer will expire at 12:00 midnight, New York City time, at the end of June 29, 2016, unless extended (the “Expiration Time”), or earlier terminated by the Company. Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 15, 2016, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable reference U.S. Treasury security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on June 15, 2016 (the “Early Tender Deadline”) and are accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Payment”). Holders of Notes who validly tender their Notes after the Early Tender Deadline and at or prior to the Expiration Time will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Payment. The Total Consideration will be determined at 2:00 p.m., New York City time, on June 16, 2016 unless extended by the Company (the “Pricing Date”). For your convenience, we have included calculations of hypothetical Total Consideration for the Notes, calculated as of June 1, 2016.

Payment for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered at or prior to the Early Tender Deadline is expected to be June 17, 2016, one business day after the Pricing Date (the “Early Settlement Date”). The settlement date for the Notes that are tendered after the Early Tender Deadline but at or prior to the Expiration Time is expected to be June 30, 2016, one business day after the Expiration Time (the “Final Settlement Date”), assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date.

Notes of a given series may be tendered and accepted for payment only in principal amounts equal to the authorized denominations of such series of Notes, as set forth in the following table:

Title of Notes	CUSIP Number	Minimum Denomination	Integral Multiple Denomination
6.100% Medium-Term Notes, Series D, due 2017	74432QAY1	$1.00	$1.00
6.000% Medium-Term Notes, Series D, due 2017	74432QBC8	$1,000	$1,000
2.300% Medium-Term Notes, Series D, due 2018	74432QBW4	$1,000	$1,000
7.375% Medium-Term Notes, Series D, due 2019	74432QBG9	$1.00	$1.00

Subject to the Maximum Tender Offer Amount, Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline will be accepted for purchase before any Notes tendered after the Early Tender Deadline, regardless of the Acceptance Priority Level of such Notes tendered after the Early Tender Deadline. This will be the case even if the Tender Offer is not fully subscribed as of the Early Tender Deadline. Subject to this qualification, all validly tendered Notes having a higher Acceptance Priority Level will be accepted before any validly tendered Notes having a lower Acceptance Priority Level are accepted. If there are sufficient remaining funds to purchase some, but not all, of the Notes of any series, the amount of Notes of that series that are purchased may be subject to proration or may not be purchased at all. If, on the Early Settlement Date, the Company purchases Notes having an aggregate principal amount of the Notes equal to the Maximum Tender Offer Amount, then no Notes tendered after the Early Tender Deadline will be purchased, regardless of the Acceptance Priority Level of such Notes tendered after the Early Tender Deadline.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) terminate the Tender Offer and return the tendered Notes; (ii) waive all unsatisfied conditions and accept for payment and purchase the Notes that have been validly tendered; (iii) extend the Tender Offer and continue to hold Notes that have been validly tendered during the period for which the Tender Offer is extended; (iv) change the Maximum Tender Offer Amount, subject to compliance with applicable law; or (v) amend the Tender Offer.

The Company has retained Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC as Dealer Managers. Global Bondholder Services Corporation is the Tender and Information Agent. For additional information regarding the terms of the tender offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or UBS Securities LLC at (888) 719-4210 (toll free) or (203) 719-4210 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Dealer Managers at their respective telephone numbers. These documents regarding the tendering of securities are also available at http://www.gbsc-usa.com/Prudential/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of March 31, 2016, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets; (2) the availability and cost of additional debt or equity capital or external financing for our operations; (3) interest rate fluctuations or prolonged periods of low interest rates; (4) the degree to which we choose not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies we do implement; (5) any inability to access our credit facility; (6) reestimates of our reserves for future policy benefits and claims; (7) differences between actual experience regarding mortality, morbidity, persistency, utilization, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) changes in our assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (9) changes in assumptions for our pension and other postretirement benefit plans; (10) changes in our financial strength or credit ratings; (11) statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX and Guideline AXXX; (12) investment losses, defaults and counterparty non-performance; (13) competition in our product lines and for personnel; (14) difficulties in marketing and distributing products through current or future distribution channels; (15) changes in tax law; (16) economic, political, currency and other risks relating to our international operations; (17) fluctuations in foreign currency exchange rates and foreign securities markets; (18) regulatory or legislative changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the U.S. Department of Labor’s fiduciary rules; (19) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (20) adverse determinations in litigation or regulatory matters, and our exposure to contingent liabilities, including related to the remediation of certain securities lending activities administered by the Company; (21) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (22) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (23) possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings; (24) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (25) changes in statutory or U.S. GAAP accounting principles, practices or policies; and (26) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.